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EXHIBIT 99(a)
                            WESTBRIDGE RESEARCH GROUP


                             AUDIT COMMITTEE CHARTER
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1.       STATEMENT OF POLICY:


         1.1 There shall be a committee of the Board of Directors of Westbridge Research Group (the "Company") to be known as the Audit Committee (the "Committee")

         1.2 The Committee's primary purpose is to oversee the Company's accounting and financial reporting processes and the audits of the Company's financial statements.

         1.3 The Committee's purposes also include oversight responsibility relating to: (i) surveillance of internal accounting and financial controls;
(ii) review of the independent auditors' qualifications and independence; (iii) performance of the independent auditors; (iv) performance of the Company's internal audit function; and (v) compliance with legal and regulatory requirements.

         1.4. The Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the "SEC") to be included in the Company's annual proxy statement.

2.       ORGANIZATION:

         2.1 The Committee shall be comprised of at least two members appointed by the Company's Board of Directors (the "Board") Each member will serve until his or her successor is duly elected and qualified or until his or her earlier resignation or removal by the Board in its discretion. In addition, the Board shall appoint a member of the Committee as its Chairman.

         2.2. Each member of the Committee shall be an "independent" director of the Company. For purposes hereof, "independent" shall mean a director who: (i) meets the definition of "independence" established by the National Association of Securities Dealers, Inc. ("NASD") and (ii) meets the criteria for independence set forth in Section 301 of the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley") and the SEC rules implementing Section 301.

         2.3. Each member of the Committee at the time of his or her appointment to the Committee shall be able to read and understand financial statements, including the Company's balance sheet, income statement and cash flow statement.

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         2.4. At least one member of the Committee shall meet the requirements of an "audit committee financial expert" as determined by the Board and as defined under Section 407 of Sarbanes-Oxley and the SEC rules implementing
Section 407, or, if not, the Company shall disclose why not in its Annual Report on Form 10-K.

         2.5. No member of the Committee may receive any compensation from the Company other than (i) director's fees (including fees for service as a member of any committee of the Board) and (ii) a pension or other deferred compensation for prior service to the Company that is not contingent on future service.

         2.6. No director may serve as a member of the Committee if such director simultaneously serves on the audit committees of more than two other public companies without prior disclosure to the Committee and the Board and an affirmative determination by the Board that such simultaneous service does not impair the ability of such director to effectively serve on the Committee, which determination will be disclosed in the Company's annual proxy statement. Each member of the Committee shall promptly give the Company notice of any proposed appointment that would require a determination by the Board pursuant to this
Section 2.6.

3.       AUTHORITY:

         3.1. The Committee is granted the authority to investigate any activity of the Company and its subsidiaries, and all employees are directed to cooperate as requested by members of the Committee.

         3.2. The Committee shall have the authority to retain and determine funding for such outside legal counsel, accountants, experts and other advisors as it determines appropriate to assist it in fulfilling its responsibilities.

         3.3. The Committee shall have sole authority to approve the fees and retention terms for its advisors.

4.       RESPONSIBILITIES:

         The Committee's principal responsibility is one of oversight. The Company's management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing and/or reviewing those financial statements.

         While the Committee has the powers and responsibilities set forth in this Charter, it is not the responsibility of the Committee to plan or conduct audits or to determine that the Company's financial statements present fairly the financial position, the results of operations and the cash flows of the Company, in compliance with accounting principles generally accepted in the United States of America. Those functions are the responsibility of the Company's management and its inside accounting staff. In carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditors' work.

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In carrying out its responsibilities, the Board believes the policies and procedures of the Committee shall remain flexible, in order to best react to changing conditions and to assure the directors and stockholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements of the SEC, the NASD and generally accepted accounting principles, and are of the highest quality.

         In carrying out its responsibilities, the Committee shall:

         4.1. Appoint, retain, determine funding for, and, when appropriate, terminate the independent auditors, whom shall report directly to the Committee. In its capacity as a committee of the Board, the Committee shall be directly responsible for the appointment, compensation and oversight of the independent auditors, including having the sole authority and responsibility to select, evaluate and if necessary replace the independent auditors.

         4.2. Review and approve in advance all services to be provided by the independent auditors, including pre-approval of any permissible non-audit service to be provided by the independent auditors. The Committee shall approve the fees and the other terms of each such engagement. By approving the audit engagement, an audit service within the scope of the engagement shall be deemed to have been preapproved.

         4.3. Obtain and review, at least annually, a report by the independent auditing firm describing: the independent auditing firm's internal quality-control procedures; and any material issues raised by the most recent internal quality-control review, or peer review, or by any material inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

         4.4. Periodically review, at least annually, the independence of the independent auditors. In this regard, the Committee shall: (i) review and discuss with the independent auditors the matters to be included in the written disclosures required by professional independence standards promulgated by the American Institute of Certified Public Accountants, the SEC and as otherwise applicable to the independent auditors, including reviewing and discussing any relationship between the auditors and the Company or any other relationships that may adversely affect the independence of the auditors; (ii) consider whether the independent auditors' performance of permissible non-audit services is compatible with the auditors' independence; and (iii) present to the Board, the Committee's conclusions with respect to the independence of the auditors.

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         4.5. Review and discuss with the independent auditors: (i) the scope of their audit, the results of the annual audit examination and any accompanying management letters, and any difficulties they may have encountered in the course of their audit, including any restrictions on the scope of their activities or on access to requested information, and any significant disagreements with management; (ii) any of their reports with respect to interim periods; and (iii) any additional matters required to be discussed by Statement on Auditing Standards No. 61, as amended.

         4.6. The Committee shall inquire as to any matters that were referred to the independent auditor's head office in the United States of America relating to accounting policies and/or financial statement disclosure made in the Company's financial statements and, to the extent deemed appropriate, request an opportunity to address such issues directly with a representative of such national office.

         4.7. Periodically, but not less than annually, review and discuss, with the independent auditors, management and such others as the Committee deems appropriate, the adequacy and effectiveness of the Company's accounting procedures and internal controls, any significant deficiencies in internal controls and significant changes in such controls; and review and discuss with the principal internal auditor of the Company and such others as deemed appropriate, the scope and results of the Company's internal audit program.

         4.8. Review and discuss with management and the independent auditors the Company's annual and quarterly financial statements, including: (i) an analysis of the independent auditors' judgment as to the quality of the Company's accounting principles; and (ii) the Company's disclosure under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

         4.9 Review and discuss with management and the independent auditors the accounting policies which may be viewed as critical, alternative treatments of financial information within accounting principles generally accepted in the United States of America that the independent auditor has discussed with management, the ramification of the use of such alternative disclosures and treatments, the treatment preferred by the independent auditor, and any significant changes in the accounting policies of the Company and accounting and financial reporting rule changes that may have a significant impact on the Company's financial reports.

         4.10 Review the Company's Annual Report on Form 10-K (10-KSB) and Quarterly Reports on Form 10-Q (10-QSB) before release to the SEC to assure that such information contained therein is consistent with the information contained in the Company's financial statements and is in compliance with statutory requirements. The Committee shall recommend to the Board whether the financial statements should be included in the Company's Annual Report on Form 10-K (10-KSB).

         4.11 Periodically, but not less than annually, review and discuss the adequacy of the Company's disclosure controls and procedures.

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         4.12 Review and discuss with management and the independent auditors
(i) any material financial or non-financial arrangements of the Company which do not appear on the financial statements of the Company; and (ii) any transactions or course of dealings, with related parties which transactions are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent third parties, and which arrangements or transactions are relevant to an understanding of the Company's financial statements.

         4.13 Discuss with the independent auditors any item not reported as a contingent liability or loss in the Company's financial statements as a result of a determination that such item does not satisfy a materiality threshold. The Committee shall review with the independent auditors the quantitative and qualitative analysis applied in connection with such assessment of materiality, including, without limitation, the consistency of such assessment with the requirements of SEC Staff Accounting Bulletin No. 99.

         4.14 Review and approve in advance all related party transactions involving directors and officers and review potential conflict of interest situations where appropriate.

         4.15. Review, set policy and evaluate the effectiveness of the Company's processes for assessing significant risk exposures and measures that management has taken to minimize such risks.

         4.16. Review and discuss generally the information to be disclosed and the presentation to be made in the Company's earnings and press releases involving financial condition or forecasts.

         4.17. In the Committee's discretion, review with the Company's legal counsel, members of the Company's management or the Board others any material, pending legal proceedings involving the Company and other contingent liabilities.

         4.18. Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters, including procedures for confidential, anonymous submissions of complaints or concerns by employees regarding accounting and auditing matters.

         4.19. Establish policies and the parameters for hiring employees and former employees of the independent auditors.

         4.20 Review accounting and financial management succession planning within the Company.

         4.21 Periodically, but not less than annually, review the rules promulgated by the SEC and the NASD relating to the qualifications, activities, responsibilities, and duties of the audit committee and shall take, or recommend that the Board take, appropriate action to comply with such rules.

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         4.22 In the Committee's discretion, review with the Company's legal counsel, the Company's management or the Board any federal, tax, or regulatory matters that may have a material impact on the Company's operations and the financial statements, related Company compliance programs and policies, and programs and reports received from regulators, and shall monitor the Company's compliance efforts.

         4.23 Evaluate annually the performance of the Committee and review this Charter recommending any changes to the Board, accordingly.

         4.24 Regularly report to the Board, through its chairperson, with respect to the Committee's meetings and activities, addressing such matters as the quality of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the independent auditors, the performance of the internal audit function or other matters related to the Committee's functions and responsibilities.

         4.25 Periodically review the Company's Principles and Objectives and Code of Ethics.

         4.26 Perform such other functions as assigned by law, the Company's charter, bylaws and the Board.

5.       MEETINGS:

         5.1 The Committee shall meet as often as may be deemed necessary or appropriate in its judgment and generally at least two times each year, either in person or telephonically. The Committee shall maintain minutes or other records of meetings and activities of the Committee.

         5.2 The Committee shall periodically, but not less than annually, meet in executive session with each of the independent auditors, management and the Company's principal internal auditor.

         5.3 The majority of the members of the Committee shall constitute a quorum.


ADOPTED:    MARCH 6, 2009


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